UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 13, 2013
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2013, QEP Energy Company and the Class Representatives of the statewide class action styled Chieftain Royalty Company, et al. v. QEP Energy Company, Case No CJ-2011-1, in the U. S. District Court for the Western District of Oklahoma, executed a Stipulation and Agreement of Settlement (the Settlement Agreement).  This statewide class action was filed on behalf of QEP's Oklahoma royalty owners asserting various claims for damages related to royalty valuation on all Oklahoma wells operated by QEP or from which QEP separately marketed its share of gas. The Settlement Agreement provides for a cash payment from QEP to the class in the amount of $115 million in exchange for a full release of all claims regarding the calculation, reporting and payment of royalties from the sale of natural gas and its constituents for all periods prior to February 28, 2013.  The Settlement Agreement also includes a stipulated methodology for the calculation and payment of future royalties payable under all class leases for the life of those leases.  On the same day, the parties filed with the Court a Joint Motion to Preliminarily Approve Class Action Settlement, Approve Form and Manner of Notice and Set Date for Fairness Hearing.

The Settlement Agreement is filed as Exhibit 10.1 to this report

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On February 14, 2013, the Board of Directors of QEP Resources, Inc. (“the Company”) approved an amendment to the Company's Bylaws, effective immediately, to add a new Section 9.6 providing that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. The amendment further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company is deemed to have notice of and consented to the foregoing provision. Additionally, current sections 9.7-9.11 of the Bylaws were renumbered.

The amended Bylaws of the Company reflecting this amendment are filed as Exhibit 3.1 to this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
QEP RESOURCES, INC.
(Registrant)

February 15, 2013
/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
3.1	Amended and Restated Bylaws, deemed effective February 14, 2013.
10.1	Stipulation and Agreement of Settlement, filed on February 13, 2013, in the U.S. District Court for the Western District of Oklahoma.